Exhibit 10.1

SERIES B PREFERRED STOCK

PURCHASE AGREEMENT

between

CHARAH SOLUTIONS, INC.

and

THE PURCHASER PARTY HERETO

i

ii

SERIES B PREFERRED STOCK
PURCHASE AGREEMENT

This SERIES B PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of November 14, 2022 (the “Closing Date”), is entered into by and between CHARAH SOLUTIONS, INC., a Delaware corporation (the “Company”), and CHARAH PREFERRED STOCK AGGREGATOR, LP, a Delaware limited partnership (the “Purchaser”).

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, certain shares of the Preferred Stock in accordance with the provisions of this Agreement;

WHEREAS, as an inducement to the Purchaser’s willingness to enter this Agreement, the Purchaser and certain Affiliates of the Company will enter into an Exchange Agreement in substantially the form attached hereto as Exhibit D (the “Exchange Agreement”) by and among the Purchaser, Charah Environmental Redevelopment Group, LLC, a Kentucky limited liability company, Cheswick Plant Environmental Redevelopment Group, LLC, a Pennsylvania limited liability company and Gibbons Creek Environmental Redevelopment Group, LLC, a Texas limited liability company; and

WHEREAS, contemporaneously with the consummation of the transactions contemplated by this Agreement by the parties hereto, the holders of the Company’s Series A Preferred Stock have approved by written consent the transactions contemplated by this Agreement and the other Transaction Documents in accordance with that certain Certificate of Designations of Series A Preferred Stock of the Company.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01         Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” shall have the meaning ascribed to it, on the Closing Date, in Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Amended Registration Rights Agreement” means the Registration Rights Agreement, as amended by the RRA Amendment.

“BCP” means Bernhard Capital Partners Management, LP.

“Certificate of Designations” means the Certificate of Designations of the Preferred Stock, substantially in the form attached to this Agreement as Exhibit A.

“Charah Entities” means, collectively, the Company and the Company Group Subsidiaries.

“Closing” has the meaning specified in Section 2.02.

“Closing Date” has the meaning set forth in the Preamble.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company” has the meaning set forth in the Preamble.

“Company Credit Agreement” means that certain Credit Agreement, dated as of November 9, 2021, by and among the Company, the Guarantors (as defined therein), the Lenders (as defined therein) from time to time a party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (each as defined therein), as amended, restated, supplemented or otherwise modified from time to time.

“Company Credit Agreement Amendment” means that certain Amendment to the Company Credit Agreement, to be entered into on the Closing Date and to take effect concurrently with the Closing, by and among the Company and certain other parties thereto.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.01 (Existence), Section 3.02 (Authority; Enforceability), Section 3.03 (No Breach), Section 3.04 (Capitalization and Valid Issuance of Shares), the first sentence of Section 3.05 (Ownership of the Company Group Subsidiaries) and Section 3.16 (Certain Fees).

“Company Group Subsidiaries” means all of the Subsidiaries of the Company as of immediately prior to the Closing Date, each of which is listed on Schedule B attached hereto.

“Company Related Parties” has the meaning specified in Section 6.03.

“Company SEC Documents” has the meaning specified in Section 3.06.

“Confidentiality Provisions” means that certain section of the Non-Binding Summary of Proposed Terms, dated as of November 9, 2022, by and between the Company and Purchaser, entitled “Confidentiality”.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Conversion Shares” has the meaning specified in Section 5.06.

“Damages” has the meaning specified in Section 6.02.

“Environmental Law” means any Law relating to the prevention of pollution or protection of the environment or imposing legally enforceable liability or standards of conduct concerning any Hazardous Materials.

“Environmental Permits” means all approvals, authorizations, consents, licenses, permits, variances, waivers, exemptions or registrations of a Governmental Authority required under any Environmental Laws for the operation of the business of the Charah Entities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Agreement” has the meaning specified in the recitals to this Agreement.

“Fairness Opinion” means an opinion from a Valuation Firm to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications set forth therein, the Purchase Price to be received by the Company in exchange for each Purchased Share is fair from a financial point of view to the Company and its shareholders, other than shareholders who are affiliated with BCP (as to whom no opinion is expressed).

“Funding Obligation” means an amount equal to the Purchase Price.

“GAAP” means generally accepted accounting principles in the United States of America as of the Closing Date; provided that for the financial statements of the Company prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of such financial statements.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Company mean a Governmental Authority having jurisdiction over the Charah Entities or any of their respective Properties.

“Hazardous Material” means (a) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant, contaminant, hazardous or toxic chemical, material, waste or substance regulated under any applicable Environmental Law.

“Indemnified Party” has the meaning specified in Section 6.05.

“Indemnifying Party” has the meaning specified in Section 6.05.

“Independent Directors” means the members of the board of directors of the Company who are independent and have no interest in the transactions contemplated by the Transaction Documents.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.

“Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority, assessment, deed of trust, charge, easement, servitude or other encumbrance upon or with respect to any property of any kind.

“Material Adverse Effect” means any change, event or effect that, individually or together with any other changes, events or effects, has or would reasonably be expected to have a material adverse effect on (a) the condition (financial or otherwise), business, properties, assets or results of operations of the Charah Entities, taken as a whole, or (b) the ability of the Company to perform its obligations under the Transaction Documents; provided that a Material Adverse Effect shall not include any adverse effect on the foregoing to the extent such adverse effect results from, arises out of, or relates to (i) a general deterioration in the economy or changes in the general state of the markets or industries in which any of the Charah Entities operates, except to the extent that such Charah Entities, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants, (ii) any deterioration in the condition of the capital markets or any inability on the part of the Charah Entities to access the capital markets, (iii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity, pandemic or crisis, including acts of terrorism, (iv) any change in accounting requirements or principles imposed upon any of the Charah Entities or their respective businesses or any change in applicable Law, or the interpretation thereof, (v) any change in the credit rating and/or outlook of any of the Charah Entities or any of their securities (except that the underlying causes of any such changes may be considered in determining whether a Material Adverse Effect has occurred), (vi) changes in the market price or trading volume of the shares of Common Stock (except that the underlying causes of any such changes may be considered in determining whether a Material Adverse Effect has occurred) or (vii) any failure of the Company to meet any internal or external projections, forecasts or estimates of revenue or earnings for any period (except that the underlying causes of any such failures may be considered in determining whether a Material Adverse Effect has occurred).

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means, as applicable, an entity’s agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents.

“Original Issue Discount Amount” means an amount equal to (a) 4.0% multiplied by (b) the Preferred Stock Issue Price, which amount shall be treated as original issue discount to the Preferred Stock Issue Price paid by the Purchaser.

“Permits” means any approvals, authorizations, consents, licenses, permits, variances, waivers, grants, franchises, concessions, exemptions, orders, registrations or certificates of a Governmental Authority.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Preferred Stock” means the Series B Preferred Stock of the Company.

“Preferred Stock Issue Price” means an amount equal to $30,000,000.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property rights).

“Purchase Price” has the meaning specified in Section 2.01.

“Purchased Shares” has the meaning specified in Section 2.01.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Fundamental Representations” means the representations and warranties set forth in Section 4.01 (Existence), Section 4.02 (Authorization; Enforceability), Section 4.03 (No Breach) and Section 4.04 (Certain Fees).

“Purchaser Related Parties” has the meaning specified in Section 6.02.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of June 18, 2018, by and among the Company and the initial holders party thereto, as amended by that certain First Amendment to the Registration Rights Agreement, dated as of March 16, 2020.

“Representatives” means, with respect to a specified Person, the investors, officers, directors, managers, members, partners, controlling persons, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.

“RRA Amendment” means that certain Second Amendment to the Registration Rights Agreement, to be entered into at the Closing by and among the Company, BCP Energy Services Fund, LP, BCP Energy Services Fund-A, LP and Charah Holdings LP, substantially in the form attached to this Agreement as Exhibit B.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Special Committee” means a committee of the board of directors of the Company consisting solely of Independent Directors.

“Stockholders’ Agreement” means that certain Stockholders’ Agreement, dated June 18, 2018, by and among the Company, BCP the other parties thereto, as it may be amended, restated, supplemented and/or modified from time to time.

“Subsidiary” means, as to any Person, any corporation or other entity: (a) of which such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the managing member or manager thereof; (b) of which at least a majority of the outstanding equity interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (c) which is consolidated into such Person for accounting purposes.

“Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with any Governmental Authority with respect to Taxes (and any amendments thereof), including any information return, claim for refund or declaration of estimated Taxes.

“Taxes” means any and all domestic or foreign, federal, state, local or other taxes, levies, fees, imposts, duties, assessments and other similar governmental charges in the nature of a tax imposed by any Governmental Authority (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added, and including any liability in respect of any items described above as a transferee or successor, pursuant to Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Law), or as an indemnitor, guarantor, surety or in a similar capacity under any Contract.

“Third-Party Claim” has the meaning specified in Section 6.05.

“Transaction Documents” means, collectively, this Agreement, the Certificate of Designations, the RRA Amendment, the Exchange Agreement and any and all other agreements or instruments executed and delivered to the Purchaser by the Company hereunder or thereunder, as applicable.

“Transaction Expenses” has the meaning specified in Section 5.05.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Purchased Shares in accordance with the Certificate of Designations.

“Valuation Firm” means an independent nationally recognized U.S. valuation firm selected by the Special Committee.

Section 1.02        Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements of the Company and certificates and reports as to financial matters required to be furnished to the Purchaser hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II
AGREEMENT TO SELL AND PURCHASE

Section 2.01        Purchase Price. In exchange for a cash payment in an amount (the “Purchase Price”) equal to (a) the Preferred Stock Issue Price minus (b) the Original Issue Discount Amount, the Purchaser shall be entitled to receive the number of shares of Preferred Stock (the “Purchased Shares”) set forth opposite the Purchaser’s name on Schedule A.

Section 2.02        Closing. On the Closing Date (or on such other date as the parties hereto may mutually agree), subject to the terms and conditions hereof (including the satisfaction of all conditions set forth in Section 2.03 or the waiver thereof by the party hereto entitled to the benefit of the same (other than those conditions which by their terms are required to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions)), the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser in exchange for the Purchaser’s payment of the Purchase Price to the Company on the Closing Date, the Purchased Shares. The consummation of the purchase and sale of the Purchased Shares hereunder (the “Closing”) shall take place by conference call and by email exchange of signature pages on the Closing Date.

Section 2.03         Conditions to the Obligations of the Parties.

(a)          Conditions to the Obligations of Each Party. The obligation of each party hereto to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions:

(i)        The Special Committee shall have received the Fairness Opinion on the Closing Date, issued by the Valuation Firm, duly executed by such Valuation Firm, and the Company shall have provided a copy to the Purchaser for informational purposes only.

(b)        Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions:

(i)        The Company shall have delivered to the Purchaser a copy of the Certificate of Designations that has been filed with the Secretary of State of the State of Delaware;

(ii)        The Company shall have delivered to the Purchaser evidence of the issuance of the Purchased Shares to the Purchaser credited to book-entry accounts maintained by the Company;

(iii)     The Company shall have delivered to the Purchaser a certificate of the Secretary or Assistant Secretary of the Company certifying as to and attaching (A) the certificate of incorporation of the Company (including any amendments thereto), (B) the bylaws of the Company (including any amendments thereto), (C) resolutions of the Special Committee authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Shares and the Underlying Shares and (D) the incumbency of the officers authorized to execute the Transaction Documents on behalf of the Company, setting forth the name and title and bearing the signatures of such officers;

(iv)        The Company shall have delivered to the Purchaser a cross-receipt executed by the Company certifying that the Company has received from the Purchaser an amount in cash from the Purchaser equal to the Purchaser’s Funding Obligation;

(v)       The Company shall have delivered to the Purchaser the RRA Amendment, which shall have been duly executed by the Company;

(vi)        [Reserved.];

(vii)       The Company shall have delivered to the Purchaser an opinion from Vinson and Elkins L.L.P., counsel to the Charah Entities, in substantially the form attached hereto as Exhibit C, duly executed by such counsel and addressed to the Purchaser and dated as of the Closing Date;

(viii)     The Company shall have delivered to the Purchaser such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request;

(ix)       The Company shall have delivered to the Purchaser the Company Credit Agreement Amendment, which shall have been duly executed by the Company;

(x)         Each of the (A) Company Fundamental Representations shall be true and correct, except for any de minimis inaccuracies and (B) other representations and warranties contained in Article III shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Material Adverse Effect,” “in all material respects,” “material” or “materially”, other than Section 3.06 and Section 3.07), except for any inaccuracies that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, in each case of the foregoing clauses (A) and (B), as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

(c)        Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions:

(i)       The Purchaser shall have delivered to the Company the RRA Amendment, which shall have been duly executed by the Purchaser;

(ii)        The Purchaser shall have delivered to the Company a cross-receipt executed by the Purchaser certifying that it has received from the Company the number of shares of Preferred Stock set forth opposite the Purchaser’s name on Schedule A;

(iii)      The Purchaser shall have delivered to the Company payment of the Funding Obligation, payable by wire transfer of immediately available funds to an account designated in advance of the Closing Date by the Company;

(iv)      The Purchaser shall have delivered to the Company such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request;

(v)         The Purchaser shall have delivered to the Company the Company Credit Agreement Amendment, which shall have been duly executed by the Company

(vi)        Each of the representations and warranties contained in Article IV shall be true and correct in all material respects, except for any inaccuracies that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement, in each case, as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to the Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, the Company represents and warrants to the Purchaser that the following representations and warranties are true and correct as of the Closing Date (except as to any representations and warranties that specifically relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date):

Section 3.01         Existence.

(a)          Each of the Charah Entities has been duly incorporated or formed, as the case may be, and is validly existing as a limited liability company, limited partnership or corporation, as the case may be, in good standing under the Laws of its jurisdiction of incorporation or formation, as the case may be, and has the full limited liability company, limited partnership or corporate, as the case may be, power and authority to own or lease its Properties and assets and to conduct the businesses in which it is engaged in all material respects, and is duly registered or qualified as a foreign limited liability company, limited partnership or corporation, as the case may be, for the transaction of business under the Laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the Properties owned or leased by it makes such registration or qualification necessary, except where the failure to be in good standing or so register or qualify would not reasonably be expected to have a Material Adverse Effect.

(b)          None of the Charah Entities is in violation of its Organizational Documents in any material respect.

(c)          Each of the Organizational Documents of each of the Charah Entities has been, and in the case of the Certificate of Designations, at the Closing will be, duly authorized, executed and delivered by each Charah Entity party thereto and is, and in the case of the Certificate of Designations, at the Closing will be, a valid and legally binding agreement of such Charah Entity party thereto, enforceable against such Charah Entity party thereto in accordance with its respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 3.02      Authority; Enforceability. The Company has all requisite power and authority to issue, sell and deliver the Purchased Shares, in accordance with and upon the terms and conditions set forth in this Agreement and the Certificate of Designations. The Certificate of Designations sets forth the rights, preferences and priorities of the Preferred Stock, and the holders of the Preferred Stock will have the rights set forth in the Certificate of Designations upon filing with the Secretary of State for the State of Delaware. All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Purchased Shares, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been validly taken. No approval from the holders of outstanding Common Stock is required under the certificate of incorporation or bylaws of the Company or the rules of the NYSE in connection with the Company’s issuance and sale of the Purchased Shares to the Purchaser, other than any such approval by the NYSE with respect to the issuance of the Underlying Shares. Each of the Transaction Documents has been duly and validly authorized and has been or, with respect to the Transaction Documents to be delivered or filed at or prior to the Closing, will be, validly executed and delivered by the Company, and constitutes, or will constitute, the legal, valid and binding obligations of the Company (assuming the due authorization, execution and delivery thereof by the Purchaser, as applicable), enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

Section 3.03        No Breach. None of (a) the offering, issuance and sale by the Company of the Purchased Shares and the application of the proceeds therefrom, (b) the execution, delivery and performance of the Transaction Documents, or (c) the consummation of the transactions contemplated hereby or thereby (w) constitutes or will constitute a violation of the Organizational Documents of any Charah Entity, (x) constitutes or will constitute a breach or violation of, or a default under (or a condition or event which, with or without notice or lapse of time or both, would constitute such a breach of violation of, or default under), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any Charah Entity is a party or by which any of them or any of their respective Properties may be bound, (y) violates or will violate any statute, Law, Permit or regulation or any order, judgment, decree or injunction of any court or Governmental Authority or body having jurisdiction over any Charah Entity or any of its Properties in a proceeding to which any of them or their Property is or was a party, or (z) results or will result in the creation or imposition of any Lien upon any Property or assets of any Charah Entity, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (x), (y) or (z), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by the Transaction Documents.

Section 3.04         Capitalization and Valid Issuance of Shares.

(a)        The authorized equity interests of the Company consist of 200,000,000 shares of Common Stock, and 50,000,000 shares of preferred stock. As of the Closing Date, there were (i) 33,725,844 shares of Common Stock issued and outstanding and (ii) 26,000 shares of Series A Preferred Stock issued and outstanding. All outstanding equity securities of the Company are duly authorized, validly issued, fully paid and non-assessable.

(b)       The Purchased Shares being purchased by the Purchaser hereunder will be duly authorized by the Company and, when issued and delivered by the Company in accordance with this Agreement and the Certificate of Designations against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable.

(c)        There are no Persons entitled to statutory, preemptive or other similar contractual rights to subscribe for the Purchased Shares; and, except (i) for the Purchased Shares to be issued pursuant to this Agreement, (ii) for awards issued pursuant to the Company’s benefit plans or (iii) as disclosed in the Company SEC Documents, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, ownership interests in the Company are outstanding.

(d)         Upon issuance in accordance with the Certificate of Designations, the Underlying Shares will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws and (ii) such Liens as are created by the Purchaser.

Section 3.05       Ownership of the Company Group Subsidiaries. All of the issued and outstanding equity interests of each Company Group Subsidiary (i) have been duly authorized and validly issued (in accordance with the Organizational Documents of such Company Group Subsidiary), and, to the extent applicable, are fully paid and nonassessable, and (ii) as of the Closing Date, prior to the consummation of the Exchange Agreement, are owned, directly or indirectly, by the Company, free and clear of all Liens, other than those arising under the Company Credit Agreement and the applicable Organizational Documents. The Subsidiaries of the Company other than the Company Group Subsidiaries did not, individually or in the aggregate, account for (x) more than 10% of the total assets of the Company and its Subsidiaries, taken as a whole, as of December 31, 2021, or (y) more than 10% of the net income of the Company and its Subsidiaries, taken as a whole, for the year ended December 31, 2021.

Section 3.06      Company SEC Documents. Except as disclosed in the Company SEC Documents, since January 1, 2021, the Company’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed prior to the Closing Date, collectively the “Company SEC Documents”) have been filed with the Commission on a timely basis. The Company SEC Documents, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Company SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements of the Company and other financial information included in the Company SEC Documents were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal and recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods then ended. The independent auditor of the Company as of the date of the most recent audited balance sheet of the Company is an independent registered public accounting firm with respect to the Company and has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. Since the date of the most recent balance sheet of the Company audited by such auditor, (x) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Company SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto and (y) based on an annual evaluation of disclosure controls and procedures, except as set forth in the Company SEC Documents, the Company is not aware of (i) any material weakness in the design or operation of internal controls over financial reporting that are likely to adversely affect its ability to record, process, summarize and report financial data or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company.

Section 3.07        No Material Adverse Effect. Except as expressly set forth in or contemplated by the Company SEC Documents, since January 1, 2021, no Material Adverse Effect has occurred.

Section 3.08        No Registration Required. Assuming the accuracy of the representations and warranties of the Purchaser contained in Article IV, the issuance and sale of the Purchased Shares pursuant to this Agreement is exempt from registration requirements of the Securities Act.

Section 3.09       Registration Rights Priority. Except as disclosed in the Company SEC Documents, the Company has not granted registration rights that (a) are equal or superior in priority to, or otherwise equal to or greater than, in any respect, those contained in the Amended Registration Rights Agreement, (b) reduce the aggregate amount of securities that may be registered pursuant to the Amended Registration Rights Agreement or (c) conflict in any material respect with the rights granted to the Purchaser pursuant to the Amended Registration Rights Agreement.

Section 3.10        Litigation. Except as set forth in the Company SEC Documents, there are no legal or governmental proceedings pending to which any of the Charah Entities is a party or to which any Property or asset of any of the Charah Entities is subject that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which challenges the validity of any of the Transaction Documents or the right of the Company to enter into any of the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

Section 3.11       No Default. None of the Charah Entities is in breach of, default under or violation in the performance of (and no condition or event exists that, with or without notice or lapse of time or both, would constitute such a breach of, default under or violation in the performance of) any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its Properties may be bound, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Charah Entities to perform its obligations under the Transaction Documents.

Section 3.12       Approvals. No authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company of any of the Transaction Documents or the Company’s issuance and sale of the Purchased Shares, except (a) as required by the Commission in connection with this Agreement and the transactions contemplated by this Agreement, (b) as may be required under the state securities or “Blue Sky” Laws, (c) as may be required by the rules and regulation of the NYSE, (d) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware or (e) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.13       Distribution Restrictions. Except as set forth in the Company SEC Documents, no Charah Entity (other than the Company) is currently prohibited or, as a result of the transactions contemplated by this Agreement, will be prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on such entity’s equity interests, from repaying to the Company any loans or advances to such entity from the Company or from transferring any of such entity’s Property or assets to the Company or any Subsidiary of the Company, except (a) for prohibitions arising under the Company Credit Agreement, (b) such prohibitions mandated by the Laws of each such Subsidiary’s state of formation and the terms of any such Subsidiary’s Organizational Documents and (c) where such prohibition would not reasonably be expected to have a Material Adverse Effect.

Section 3.14        Investment Company Status. None of the Charah Entities is, nor after giving effect to the offering and sale of the Purchased Shares and the application of the net proceeds from such sale, will any of the Charah Entities be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended.

Section 3.15        No Labor Disputes. No labor dispute with the employees of any of the Charah Entities exists or, to the knowledge of the Company, is imminent, that would reasonably be expected to have a Material Adverse Effect.

Section 3.16        Certain Fees. Other than the fees payable to the Valuation Firm, which fees will be paid by the Company, no fees or commissions are or will be payable by the Company to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Shares or the consummation of the transaction contemplated by this Agreement or the other Transaction Documents.

Section 3.17        Insurance. The Company maintains or is entitled to the benefits of insurance from reputable insurers covering its Properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect it and its businesses in a commercially reasonable manner. All such insurance is outstanding and duly in force on the Closing Date, except for such insurance for which the failure to be outstanding and duly in force would not reasonably be expected to have a Material Adverse Effect.

Section 3.18         Books and Records; Sarbanes-Oxley Compliance.

(a)        Except as disclosed in the Company SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(b)       The Company has established and maintains disclosure controls and procedures (to the extent required by and as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), which are designed to provide reasonable assurance that material information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as of the end of the most recently completed fiscal quarter covered by the Company’s periodic reports filed with the Commission, and, except as disclosed in the Company SEC Documents, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(c)         The Company and, to the Company’s knowledge, its directors or officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

Section 3.19         Listing and Maintenance Requirements. The Common Stock is listed on the NYSE, and the Company has not received any notice of delisting. Subject to the requirements of NYSE Rule 312.03(c), the issuance and sale of the Purchased Shares and issuance of Common Stock upon conversion of the Purchased Shares do not contravene NYSE rules and regulations.

Section 3.20         Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of the Charah Entities has prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by it, and all such filed Tax Returns are complete and accurate, (ii) each of the Charah Entities has timely paid all Taxes that are required to be paid by it, (iii) there are no audits, examinations, investigations, actions, suits, claims or other proceedings in respect of Taxes pending or threatened in writing, nor has any deficiency for any Tax been assessed by any Governmental Authority in writing against any Charah Entity, and (iv) all Taxes required to be withheld by any Charah Entity have been withheld and paid over to the appropriate Tax authority (except, in the case of this clause (iv) or clause (i) or (ii) above, with respect to matters contested in good faith and for which adequate reserves have been established on the financial statements of the Company in accordance with GAAP). None of the Charah Entities has entered into any transaction that, as of the Closing Date, has been identified by the Internal Revenue Service in published guidance as a “listed transaction” as defined under Section 1.6011-4(b)(2) of the Treasury Regulations promulgated under the Code.

Section 3.21         Compliance with Laws; Environmental Laws; Permits; and Environmental Permits.

(a)         Except as disclosed in the Company SEC Documents, none of the Charah Entities is in violation of any Law applicable to such entity, except as would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Charah Entities possesses all Permits issued by the appropriate regulatory authorities necessary to own its Properties and to conduct its business, except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect, and none of the Charah Entities has received any written notice of proceedings relating to the revocation or modification of any such Permit, except where such potential revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(b)         The Charah Entities have timely applied for or obtained and are in compliance with all such obtained material Environmental Permits required for their operations as currently conducted, except as (i) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) have been disclosed in Company SEC Documents. The Company has not received written notice of any pending action or proceeding and, to the knowledge of the Company, no action or proceeding is threatened, to suspend, revoke, modify or terminate any Environmental Permit held by the Charah Entities that would have a Material Adverse Effect. The operations of the Charah Entities are in compliance with all applicable Environmental Laws and, to the knowledge of the Company, no occurrences or conditions currently exist that would reasonably be expected to adversely affect the Charah Entities’ continued compliance with such Environmental Laws and any Environmental Permits issued thereunder, except as (A) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) have been disclosed in Company SEC Documents. There are no present claims asserted against any of the Charah Entities under applicable Environmental Laws, including claims relating to the release, spill or disposal of any Hazardous Materials resulting from the operations of the Charah Entities, except as such claims (1) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) have been disclosed in Company SEC Documents.

Section 3.22       Required Disclosures and Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against any of the Charah Entities, or to which any of the Charah Entities is a party, or to which any of their respective Properties is subject, that are required to be described in the Company SEC Documents but are not described as required, and there are no agreements, Contracts, indentures, leases or other instruments that are required to be described in the Company SEC Documents or to be filed as an exhibit to the Company SEC Documents that are not described or filed as required by the Securities Act or the Exchange Act.

Section 3.23        Title to Property. Each of the Charah Entities has good and indefeasible title to all real property and good title to all personal property described in the Company SEC Documents as owned by such Charah Entity, free and clear of all Liens except (a) as are described in the Company SEC Documents, (b) as are created, arise under or secure the Company Credit Agreement, or (c) as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.24      Form S-3 Eligibility. The Company is eligible to register the Underlying Shares for resale by the Purchaser under Form S-3 promulgated under the Securities Act.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

As an inducement to the Company to enter into this Agreement and consummate the transactions contemplated hereby, the Purchaser hereby represents and warrants that each of the following representations are true and correct as of the Closing Date (except as to any representations and warranties that specifically relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date):

Section 4.01        Existence. The Purchaser is duly organized and validly existing and in good standing under the Laws of its state of formation, with all necessary power and authority to own Properties and to conduct its business as currently conducted.

Section 4.02     Authorization; Enforceability. The Purchaser has all necessary legal power and authority to enter into, deliver and perform its obligations under the Transaction Documents. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of the Purchaser is required. Each of the Transaction Documents has been or, with respect to the Transaction Documents to be delivered at the Closing, will be, duly executed and delivered by the Purchaser, where applicable, and constitutes, or will constitute, the legal, valid and binding obligations of the Purchaser (assuming the due authorization, execution and delivery thereof by the Company, as applicable); provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 4.03       No Breach. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the Property of the Purchaser is subject, (b) conflict with or result in any violation of the provisions of the Organizational Documents of the Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser or the Property of the Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults would not prevent the consummation of the transactions contemplated by the Transaction Documents.

Section 4.04        Certain Fees. No fees or commissions are or will be payable by or on behalf of the Purchaser to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Shares or the consummation of the transaction contemplated by this Agreement or the other Transaction Documents.

Section 4.05         Unregistered Securities.

(a)        Investor Status; Sophisticated Purchaser. The Purchaser (i) is, as set forth below the Purchaser’s name on the signature page to this Agreement, either: an institutional “accredited investor” as defined in SEC Rule 501(a)(1), (a)(2), (a)(3), or (a)(7), as presently in effect, or a “qualified institutional buyer” as defined in Rule 144A, and, except as otherwise disclosed to the Company to the contrary, in either case, is an “institutional account” as defined in FINRA Rule 4512(c), and (ii) is able to bear the risk of its investment in the Purchased Shares and the Underlying Shares. The Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Shares and the Underlying Shares. The Purchaser is undertaking its own assessment of the merits of an investment in the Purchased Shares. The Purchaser also represents that it has not been organized for the purpose of acquiring the Purchased Shares unless all of the security holders in the Purchaser are Persons who otherwise meet the criteria set forth in this Section 4.05(a).

(b)        Information. The Purchaser and its Representatives have received all the information they have requested and consider necessary or appropriate for deciding whether to purchase the Purchased Shares and Underlying Shares. The Purchaser and its Representatives have been afforded the opportunity to ask questions and received answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and the Underlying Shares, as well as the business, Properties, prospects and financial condition of the Company. Neither such inquiries nor any other due diligence investigations conducted at any time by the Purchaser and its Representatives shall modify, amend or affect the Purchaser’s right (i) to rely on the Company’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy, inaccuracy or breach of, or compliance with, the representations, warranties, covenants and agreements in any Transaction Document. The Purchaser understands that its purchase of the Purchased Shares involves a high degree of risk. The Purchaser acknowledges that the Company is not providing any accounting, legal or tax advice to the Purchaser, but the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Shares.

(c)       Residency. The Purchaser shall cooperate reasonably with the Company to provide any information necessary for any applicable securities filings.

(d)          Legends. The Purchaser understands that, until such time as the Purchased Shares have been registered pursuant to the provisions of the Securities Act, or the Purchased Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Shares shall bear a restrictive legend as provided in the Certificate of Designations. The Purchaser understands that, until such time as the Underlying Shares have been registered pursuant to the provisions of the Securities Act, or the Underlying Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Underlying Shares shall bear the following restrictive legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

And any legend required by applicable state “blue sky” securities laws, rules and regulations.

(e)       Purchase Representation. The Purchaser is purchasing the Purchased Shares entirely for its own account and not with a view to distribution of any part thereof. The Purchaser has been advised and understands that neither the Purchased Shares nor the Underlying Shares have been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act). By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Purchased Shares or Underlying Shares. The Purchaser has been advised and understands that the Company, in issuing the Purchased Shares, is relying upon, among other things, the representations and warranties of the Purchaser contained in this Article IV in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

(f)         Rule 144. The Purchaser understands that there is no public trading market for the Purchased Shares, that none is expected to develop and that the Purchased Shares must be held indefinitely unless and until the Underlying Shares are registered under the Securities Act or an exemption from registration is available. The Purchaser has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act. In this connection, the Purchaser represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

ARTICLE V
COVENANTS

Section 5.01         Cooperation; Further Assurances. Each of the Company and the Purchaser shall use its respective commercially reasonable efforts to obtain all approvals and consents required by or necessary to consummate the transactions contemplated by this Agreement or the other Transaction Documents. From time to time after the Closing Date, without further consideration, the Company and the Purchaser shall use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement, including, without limitation, executing and delivering all such documents or instruments, taking all appropriate action and doing all other things such Person determines to be necessary, proper or advisable under applicable Laws and regulations or as otherwise reasonably requested by the parties hereto to consummate the transactions contemplated by this Agreement.

Section 5.02      Use of Proceeds. The Company shall use the proceeds of the Funding Obligation directly or indirectly solely for general corporate purposes.

Section 5.03         Tax Matters.

(a)         Tax Treatment. Absent a contrary determination (as defined in Section 1313(a) of the Code), the Purchaser and the Company agree not to treat the Preferred Stock (based on their terms as set forth in the Certificate of Designations) as “preferred stock” within the meaning of Section 305 of the Code and Treasury Regulation Section 1.305-5 for United States federal (and applicable state) Tax purposes and shall not take any position inconsistent with such treatment.

(b)       Transfer Taxes. The Company shall pay any and all documentary, stamp or similar issue or transfer Tax due on (x) the issue of the Preferred Stock and (y) the issue of the Underlying Shares.

Section 5.04        Listing of Shares. Within 30 days following the Closing and subject to the rules of the NYSE, the Company will use its commercially reasonable efforts to obtain approval for listing, subject to notice of issuance, of the Underlying Shares on the NYSE.

Section 5.05        BCP and Purchaser Expenses. Promptly following receipt of an invoice therefor containing reasonable supporting detail, the Company shall make payment to BCP and/or the Purchaser for their respective documented out-of-pocket fees and expenses incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement and the other Transaction Documents (the “Transaction Expenses”).

Section 5.06       Board Designation Rights. From and after the Closing, BCP shall have the right, but not the obligation, to nominate that additional number of designees to the Company’s Board of Directors which would entitle BCP to nominate, in the aggregate together with that number of directors which BCP is entitled to nominate from time to time pursuant to the Stockholders’ Agreement, that number of designees as BCP would be entitled to designate pursuant to the Stockholders’ Agreement if (x) the shares of Common Stock issuable upon conversion or exchange of the Preferred Stock and the Company’s Series A Preferred Stock (the “Conversion Shares”) were deemed to be outstanding for all purposes under the Stockholders’ Agreement and (y) BCP was be deemed to Beneficially Own (as defined in the Stockholders’ Agreement) all such Conversion Shares. The Company’s and BCP’s obligations pursuant to Section 2.1 of the Stockholders’ Agreement shall apply to the designation rights set forth in this Section 5.06 as if any and all designees that BCP is entitled to designate hereunder were “BCP Directors” within the meaning of the Stockholders’ Agreement. The rights set forth in this Section 5.06 shall terminate upon the earlier to occur of (a) such time as BCP does not Beneficially Own (as defined in the Stockholders’ Agreement) any shares of Common Stock or Preferred Stock, (b) mutual agreement by BCP and the Company, and (c) the termination of the Stockholders’ Agreement.

Section 5.07       State Securities Laws. After Closing, the Company shall use commercially reasonable efforts to (i) obtain all necessary Permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer and sale of the Preferred Stock and (ii) cause such authorization, approval, Permit or qualification to be effective as of the Closing and as of any conversion of Preferred Stock.

Section 5.08       Exchange Agreement. After the Closing Date and until the consummation of the transactions contemplated by the Exchange Agreement, to be entered into by the parties after the date of this Agreement, the Company and the Purchaser shall use their reasonable best efforts to cooperate with each other party and take, or cause to be taken, all reasonable actions necessary or appropriate to deliver the Exchange Agreement, in form and substance reasonably satisfactory to the Purchaser and duly executed by each party thereto, and to consummate the transactions contemplated by the Exchange Agreement, including, without limitation, executing and delivering all such documents or instruments, taking all appropriate action and doing all other things such Person determines to be necessary, proper or advisable under applicable Laws and regulations or as otherwise reasonably requested by the parties thereto to consummate the transactions contemplated by the Exchange Agreement.

ARTICLE VI
INDEMNIFICATION, COSTS AND EXPENSES

Section 6.01        Survival of Provisions. The Company Fundamental Representations and the Purchaser Fundamental Representations shall survive the execution and delivery of this Agreement indefinitely and the other representations and warranties contained in this Agreement shall survive for a period of 15 months following the Closing Date, regardless of any investigation made by or on behalf of the Company or the Purchaser. The covenants made in this Agreement or any other Transaction Document shall survive the Closing and remain operative and in full force and effect regardless of acceptance of any of the Purchased Shares and payment therefor and repayment, conversion or repurchase thereof.

Section 6.02        Indemnification by the Company. The Company agrees to indemnify the Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim (collectively, “Damages”), as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by the Company contained herein to be true and correct in all material respects as of the Closing (except to the extent any representation or warranty includes the word “material,” Material Adverse Effect or words of similar import, with respect to which such representation or warranty, or applicable portions thereof, must have been true and correct in all respects) or (b) the breach of any covenants of the Company contained herein; provided that, in the case of the immediately preceding clause (a), such claim for indemnification is made prior to the expiration of the survival period of such representation or warranty, in which case the indemnification obligations of the Company with respect to such claim shall survive indefinitely; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Company shall constitute the date upon which such claim has been made.

Section 6.03        Indemnification by the Purchaser. The Purchaser agrees to indemnify the Company and its Representatives (collectively, “Company Related Parties”) from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by the Purchaser contained herein to be true and correct in all material respects as of the Closing or (b) the breach of any of the covenants of the Purchaser contained herein; provided that, in the case of the immediately preceding clause (a), such claim for indemnification is made prior to the expiration of the survival period of such representation or warranty, in which case the indemnification obligations of the Purchaser with respect to such claim shall survive indefinitely; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Company Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Purchaser shall constitute the date upon which such claim has been made; provided, further, that the liability of the Purchaser shall not be greater in amount than the sum of the Purchaser’s Funding Obligation plus any distributions paid to the Purchaser with respect to the Purchased Shares.

Section 6.04        Indemnification for Certain Fees. The Company agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Company or alleged to have been incurred by the Company in connection with the sale of the Purchased Shares or the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

Section 6.05        Indemnification Procedure.

(a)         Promptly after any Company Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third-Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third-Party Claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall reasonably cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within 10 business days of when the Indemnified Party provides written notice of a Third-Party Claim, failed to (1) assume the defense or employ counsel reasonably acceptable to the Indemnified Party and (2) notify the Indemnified Party of such assumption within such 10 business day period or (B) the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select one separate counsel (plus appropriate local counsel) and to assume such legal defense and otherwise to participate in the defense of such action, with the documented and out-of-pocket expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified Third-Party Claim without the consent of the Indemnified Party (which consent shall not be unreasonably delayed), unless the settlement thereof is for money damages only and imposes no liability or obligation on, includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

(b)          Notwithstanding anything to the contrary herein, each Indemnified Party shall use its commercially reasonable efforts to mitigate to the extent required by Law the amount of any costs, losses, liabilities, Damages, or expenses of any kind or nature whatsoever for which it is indemnified pursuant to this Article VI.

Section 6.06         Exclusive Remedy.

(a)          Each party hereto hereby acknowledges and agrees that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, if any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. If any party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party, subject to the terms hereof and in addition to any remedy at law for damages or other relief, may (at any time prior to the Closing) institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

(b)          The sole and exclusive remedy for any and all claims arising under, out of, or related to this Agreement or the transactions contemplated hereby, shall be the rights of indemnification set forth in this Article VI only, and no Person will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by the parties hereto to the fullest extent permitted by Law. Notwithstanding anything in the foregoing to the contrary, nothing in this Agreement shall limit or otherwise restrict a fraud claim brought by any party hereto or the right to seek specific performance pursuant to Section 6.06(a).

ARTICLE VII
MISCELLANEOUS

Section 7.01       Interpretation. Article, Section and Schedule references in this Agreement are references to the corresponding Article and Section of, and Schedule to, this Agreement, unless otherwise specified. All Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, Contracts and agreements are references to such instruments, documents, Contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Company has an obligation under the Transaction Documents, the expense of complying with that obligation shall be an expense of the Company unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by the Purchaser or the Company, such action shall be in the Purchaser’s or the Company’s sole discretion, as applicable, unless otherwise specified in this Agreement. If any provision in the Transaction Documents is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify the Transaction Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

Section 7.02         No Waiver; Modifications in Writing.

(a)          Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)         Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of any Transaction Document shall be effective unless signed by each of the parties thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of any Transaction Document, any waiver of any provision of any Transaction Document and any consent to any departure by the Company from the terms of any provision of any Transaction Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 7.03       Binding Effect. This Agreement shall be binding upon the Company, the Purchaser and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 7.04         Non-Disclosure.

(a)       Notwithstanding the foregoing, this Agreement shall not impact the terms and provisions of the Confidentiality Provisions. The Confidentiality Provisions shall continue to be in full force and effect, pursuant to the terms and conditions thereof.

(b)        Other than filings made by the Company with the Commission, neither the Company nor any of its Representatives shall disclose the identity of, or any other information concerning, the Purchaser or any of their respective Affiliates until having first provided the Purchaser a reasonable opportunity to review and comment on such disclosure (with such comments being incorporated or reflected, to the extent reasonable, in any such disclosure); provided that nothing in this Section 7.04 shall delay any required filing or other disclosure with the Commission, NYSE or any Governmental Authority or otherwise hinder the Charah Entities’ or their respective Representatives’ ability to timely comply with all Laws or rules and regulations of the Commission, NYSE or other Governmental Authority.

Section 7.05        Communications. All notices and demands provided for hereunder shall be in writing and shall be given by first-class mail, postage prepaid, email, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)          If to the Purchaser, to the addresses set forth on Schedule A.

(b)          If to the Company:

Charah Solutions, Inc.
12601 Plantside Drive
Louisville, KY 40299
Attention: Chief Financial Officer

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.
200 West 6th Street, Suite 2500
Austin, Texas 78701
Attention: Michael Gibson
Email: mgibson@velaw.com

or to such other address as the Company or the Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; (iii) when received, if sent via email; and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.06       Entire Agreement. This Agreement, the other Transaction Documents, the Confidentiality Provisions and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, in the other Transaction Documents or in the Confidentiality Provisions, in each case with respect to the rights granted by the Company or any of its Affiliates or the Purchaser or any of its Affiliates. This Agreement, the other Transaction Documents, the Certificate of Designations, the Confidentiality Provisions and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.07        Assignment. This Agreement may not be assigned to any other Person without the written consent of the other party hereto; provided that, prior to the Closing, the Purchaser may, without the prior written consent of the Company, assign its rights to purchase the Purchased Shares under this Agreement, in whole or in part to an Affiliate of the Purchaser; provided further, however, that no such assignment shall relieve the Purchaser of any of its obligations hereunder.

Section 7.08      Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of laws which would result in the application of the Law of any other jurisdiction. Any action against any party relating to the foregoing shall be brought exclusively in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the jurisdiction of such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 7.09        No Recourse Against Others.(a)All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Company and the Purchaser. No Person other than the Company or the Purchaser, including no member, partner, stockholder, Affiliate or Representative thereof, nor any member, partner, stockholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of the Company and the Purchaser hereby waives and releases all such liabilities, claims, causes of action and obligations against any such third Person.

(b)         Without limiting the foregoing, to the maximum extent permitted by Law, (i) each of the Company and the Purchaser hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of the other or otherwise impose liability of the other on any third Person, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise, and (ii) each of the Company and the Purchaser disclaims any reliance upon any third Person with respect to the performance of this Agreement or any representation or warranty made in, in connection with or as an inducement to this Agreement.

Section 7.10         Third Party Beneficiary. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Company, the Purchaser and, (x) for purposes of Section 7.09 only, any member, partner, stockholder, Affiliate or Representative of the Company or the Purchaser, or any member, partner, stockholder, Affiliate or Representative of any of the foregoing, and (y) for purposes of Section 5.06 only, BCP) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.11        Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS CONTROLLED AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.12        Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CHARAH SOLUTIONS, INC.

By:	/s/ Jonathan Batarseh
Name:	Jonathan Batarseh
Title:	President and Chief Executive Officer

Signature Page to Series B Stock Purchase Agreement

PURCHASER:

CHARAH PREFERRED STOCK AGGREGATOR, LP

By:	Charah Preferred Stock Aggregator GP, LLC
Its:	General Partner

By:	/s/ Timothy J. Poche
Name:	Timothy J. Poche
Title	Authorized Person

☐	institutional “accredited investor” as defined in SEC Rule 501(a)(1), (a)(2), (a)(3), or (a)(7), as presently in effect

☑	“qualified institutional buyer” as defined in Rule 144A

Signature Page to Series B Stock Purchase Agreement

SCHEDULE A

PURCHASE PRICE ALLOCATION

Purchaser and Address	Purchased Shares	Funding Obligation
Charah Preferred Stock Aggregator, LP c/o Bernhard Capital Partners 400 Convention Street, Suite 1010 Baton Rouge, LA 70802 Attn: Lucie R. Kantrow With a copy (which shall not constitute notice) to: Kirkland & Ellis LLP 609 Main Street Houston, TX 77002 Attn: William J. Benitez, P.C. Julian J. Seiguer, P.C. Email: william.benitez@kirkland.com julian.seiguer@kirkland.com	30,000.00	$28,800,000.00

TOTAL:	30,000.00	$28,800,000.00

Schedule A

SCHEDULE B

COMPANY GROUP SUBSIDIARIES

Charah Sole Member, LLC

Charah, LLC

Ash Management Services, LLC

Green Meadow, LLC

Ash Venture, LLC

Charah Management, LLC

SCB International Holdings, LLC

Mercury Capture Intellectual Property, LLC

SCB Trading, LLC

Mercury Capture Beneficiation, LLC

Nutek Micro-Grinding, LLC

SCB Europe S.R.L.

Charah Environmental Redevelopment Group, LLC

Muskegon Environmental Redevelopment Group, LLC

Avon Lake Environmental Redevelopment Group, LLC

Cheswick Lefever, LLC

Cheswick Plant Environmental Redevelopment Group, LLC

Gibbons Creek Environmental Redevelopment Group, LLC

Harwich Operating Company, LLC

Schedule B

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATIONS

See attached.

Exhibit A

EXHIBIT B

FORM OF AMENDMENT TO REGISTRATION RIGHTS AGREEMENT FOR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE PREFERRED STOCK

See attached.

Exhibit B

EXHIBIT C

FORM OF VINSON AND ELKINS L.L.P. OPINION

Exhibit C

EXHIBIT D

FORM OF EXCHANGE AGREEMENT

See attached.

Exhibit D

Final Version

EXCHANGE AGREEMENT

AMONG

CHARAH ENVIRONMENTAL REDEVELOPMENT GROUP, LLC,

CHESWICK PLANT ENVIRONMENTAL REDEVELOPMENT GROUP, LLC,

GIBBONS CREEK ENVIRONMENTAL REDEVELOPMENT GROUP, LLC,

CHARAH PREFERRED STOCK AGGREGATOR, LP

AND

HOLDCO, AS DEFINED HEREIN

DATED AS OF [_]

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of [_] (the “Effective Date”), among CHARAH ENVIRONMENTAL REDEVELOPMENT GROUP, LLC, a Kentucky limited liability company (“CERG”), GIBBONS CREEK ENVIRONMENTAL REDEVELOPMENT GROUP, LLC, a Texas limited liability company (“Gibbons Creek”), CHESWICK PLANT ENVIRONMENTAL GROUP, LLC, a Pennsylvania limited liability company (“Cheswick” and, together with CERG and Gibbons Creek, each a “Transferor Party” and, collectively, the “Transferor Parties”), a Delaware limited liability company to be formed promptly after the Effective Date by Lender (“Holdco”), and CHARAH PREFERRED STOCK AGGREGATOR, LP (the “Lender” and together with Holdco, each a “Transferee Party” and, collectively, the “Transferee Parties”) holding 100% of their interests, rights and obligations in and to the debt arising under the Gibbons Creek Credit Agreement (including all outstanding principal and interest, all other amounts currently outstanding under the Gibbons Creek Credit Agreement, and any parent guaranty in connection therewith, the “Gibbons Creek Debt”). Lender, Holdco, CERG, Gibbons Creek and Cheswick are each a “Party” and, collectively, the “Parties” to this Agreement.

RECITALS

WHEREAS, pursuant to the terms and conditions of this Agreement, the Lender shall transfer 100% of the Gibbons Creek Debt to CERG for extinguishment and, in exchange, CERG will transfer, or will cause Gibbons Creek and/or Cheswick to transfer, as applicable, to Holdco (x) certain real property assets owned by Gibbons Creek  located in Grimes County, Texas, as more fully described on Exhibit A hereto (the “Gibbons Creek Land”) and (y) certain real property assets owned by Cheswick  located in Allegheny County, Pennsylvania, as more fully described on Exhibit B hereto (the “Cheswick Land” and together with the Gibbons Creek Land, the “Acquired Land”) (such exchange, the “Exchange”); and;

WHEREAS, promptly following the formation of Holdco, Lender will cause Holdco to become party to this Agreement by execution and delivery of a counterpart signature page hereto; and

WHEREAS, the Parties intend to effectuate the Exchange pursuant to the terms and conditions of this Agreement and the other Definitive Documents.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained in this Agreement and intending to be legally bound, the Parties agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

Section 1.1       Certain Definitions. For purposes of this Agreement, capitalized terms used in this Agreement but not otherwise defined in this Agreement shall have the meanings set forth below.

“Affiliate” with respect to any Person means, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person. As used in this definition, the term “control,” including the correlative terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, its capacity as a sole or managing member, by contract or otherwise. Notwithstanding the foregoing, in no event shall CERG be deemed an Affiliate of any other portfolio companies of investment funds, vehicles or entities affiliated with or managed by BCP or any of its Affiliates nor shall any other portfolio companies of investment funds, vehicles or entities affiliated with or managed or advised by BCP or any of its Affiliates be deemed an Affiliate of CERG.

“BCP” means Bernhard Capital Partners Management, LP.

“Definitive Documents” means any documents entered into in connection with the consummation of the transactions contemplated by this Agreement, including those documents necessary to give effect to the terms set forth on Exhibit C.

“Environmental Law” means any federal, state, or local Law relating to pollution, public or worker health or safety, or protection of the environment or natural resources, including the use, handling, treatment, storage, disposal, remediation or Release of, or exposure to, Hazardous Materials, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq. the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.;  the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; and the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651 et seq.; in each case as amended and any similar state or local Laws and all regulations implementing the foregoing.

“Environmental Liabilities” means all Losses or Obligations arising under, resulting from or in connection with any Environmental Laws, including those arising from or related to (a) any actual or alleged presence, generation, storage, management, handling, use, transportation, treatment, disposal, marketing, labelling, registration, notification, packaging, import, distribution, Release, monitoring or remediation of, or exposure of any Person to, Hazardous Materials (including any products containing Hazardous Materials), including any off-site impacts associated with the migration of any Release of Hazardous Materials on, under, from or to any real property or facility, (b) any actual or alleged compliance or non-compliance with Environmental Law or permits, authorizations, registrations or licenses issued or required pursuant to Environmental Law, (c) any actual or alleged damage, injury, threat, nuisance, or harm to human health or safety (including with respect to exposure to any Hazardous Materials), natural resources or the environment, or (d) any other Losses or Obligations arising under Environmental Laws, including, in each case, all containment, investigation, clean-up, remediation, mitigation, corrective action, monitoring, or post-closing monitoring costs, administrative oversight costs, natural resources damages, property damages, personal injury damages, indemnity, injunctive relief, contribution and similar obligations and all costs and expenses, interest, fines, penalties and other monetary sanctions in connection with the foregoing.

“Equity Interests” with respect to any Person means: (a) all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person; (b) all of the warrants, trust rights, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person; (c) all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests); and (d) all of the other ownership or profit interests of such Person (including partnership, member or trust interests), whether voting or nonvoting, and whether or not such shares, equity, warrants, options, rights or other interests are outstanding on any date of determination.

“GAAP” means United States generally accepted accounting principles.

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“Gibbons Creek Credit Agreement” means that certain Credit Agreement, entered into as of August 15, 2022 (as amended by that certain Amendment No. 1 to Term Loan Agreement, dated as of October 28, 2022 and as further amended, restated, amended and restated, modified, or otherwise supplemented from time to time in accordance with its terms), among Gibbons Creek, Charah Solutions, Inc., a Delaware corporation, Charah, LLC, a Kentucky limited liability company and the Lender.

“Governing Documents” means: (a) in the case of a corporation, its certificate of incorporation (or analogous document) and bylaws; (b) in the case of a limited liability company, its certificate of formation (or analogous document) and limited liability company operating agreement; or (c) in the case of a Person other than a corporation or limited liability company, the documents by which such Person (other than an individual) establishes its legal existence or which govern its internal affairs.

“Governmental Entity” means any nation or government, any state, province or other political subdivision of such nation, state or province, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“Hazardous Materials” means any substance, material or waste defined, designated or regulated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under, or for which liability or standards of conduct may be imposed pursuant to, any Environmental Law, including petroleum products or byproducts, asbestos or asbestos containing material in any form, polychlorinated biphenyls, per- and polyfluoroalkyl substances, coal ash, radon, radioactive materials, odor, noise, or mold.

“Laws” means all laws, statutes, ordinances, codes, rules, regulations, injunctions, judgments, decrees and Orders of any Governmental Entity, including common law. All references to “Law” shall be deemed to include any amendments to any Law, and any successor Law, unless the context otherwise requires.

“Liens” means, with respect to any specified asset, any and all liens, mortgages, hypothecations, claims, encumbrances, options, pledges, preferences, priorities, licenses, easements, covenants, restrictions and security interests on such asset.

“Losses” means all actual losses, direct damages, judgments, awards, penalties, settlements and reasonable expenses (including reasonable attorneys’ fees). Unless such Loss is asserted against or recoverable from an indemnified party under this Agreement pursuant to a third party claim, “Losses” shall not include any: (a) consequential, indirect, special, punitive, exemplary or treble damages; (b) calculations of damages or loss using loss of future revenue, income or profits or diminution of value; or (c) damages based on a multiple of earnings or other metric or loss of business reputation or opportunity.

“Obligations” as to any Person, means all liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

“Order” means any order, writ, judgment, injunction, temporary restraining order, stipulation, determination, decree or award entered by or with any Governmental Entity or arbitral institution.

“Person” means any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

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“Proceeding” means any action, claim, suit, litigation or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migration, or disposing into, on or through the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated under such act.

“Subsidiaries” with respect to any Person means, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting power or equity is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination of such Persons.

Section 1.2          Terms Defined Elsewhere. Each of the following terms has the meaning given to such term in the Article or Section set forth opposite such term:

Defined Term	Reference
Acquired Land	Recitals
Agreement	Preamble
CERG	Preamble
Cheswick	Recitals
Cheswick Land	Recitals
Chosen Courts	Section 6.7
Closing	Section 2.2
control	Section 1.1
Effective Date	Preamble
Exchange	Recitals
Gibbons Creek	Preamble
Gibbons CreekDebt	Preamble
Gibbons Creek Land	Recitals
Holdco	Premable
Lender	Preamble
Party and Parties	Preamble
Release Instruments	Section 5.1(b)
Transferee Party and Transferee Parties	Preamble
Transferor Party and Transferor Parties	Preamble
UCC	Section 5.1(b)

ARTICLE II
EXCHANGE TRANSACTIONS

Section 2.1          Exchange. On the terms and subject to the conditions set forth in this Agreement and the other Definitive Documents, the Lender shall transfer 100% of the Gibbons Creek Debt to CERG and CERG shall accept 100% of the Gibbons Creek Debt from the Lender and, following such transfer and acceptance, CERG shall immediately, automatically and irrevocably extinguish all of the Gibbons Creek Debt, and, in exchange, CERG will transfer, or will cause Gibbons Creek and/or Cheswick to transfer, as applicable, the Gibbons Creek Land and Cheswick Land to Holdco in accordance with the Definitive Documents, and Holdco shall accept the Acquired Land from CERG, Gibbons Creek or Cheswick, as applicable. Immediately following the Closing, (i) all Obligations under, and as defined in, the Gibbons Creek Credit Agreement shall be deemed irrevocably satisfied and paid in full, (ii) the Gibbons Creek Credit Agreement and all Security Documents (as defined in the Gibbons Creek Credit Agreement) shall be automatically and irrevocably terminated (except for the provisions thereof that expressly survive termination of the obligations thereunder), and (iii) CERG and the Lender hereby release all of their rights in and to the Collateral (as defined in the Gibbons Creek Credit Agreement) granted to them in connection with the Gibbons Creek Credit Agreement and such release shall occur automatically and irrevocably.

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Section 2.2          Closing Transactions. The closing of the transactions contemplated by Section 2.1 (the “Closing”) shall take place by conference calls and/or by exchange of electronic signature pages by email. The Closing shall occur on the second business day following the satisfaction of the conditions set forth in Section 2.3, except as otherwise agreed by the Parties.

Section 2.3          Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction of the following conditions:

(a)        This Agreement and all other Definitive Documents on terms reasonably satisfactory to the Transferee Parties shall have been duly executed by each Party, as applicable, and evidence of same shall have been provided to the Lender.

(b)         The Lender shall have received (i) all fees and expenses due and payable under this Agreement and the other Definitive Documents and (ii) any other reasonable fees, costs and expenses due and payable to the Lender (including any reasonable fees, disbursements and other charges of legal counsel).

(c)        CERG and its subsidiaries shall have entered into a pledge and security agreement in favor of Holdco (the “Security Agreement”) granting Holdco a security interest in all of its and their assets (including a pledge of any Equity Interests in its subsidiaries owned by CERG and mortgage liens in substantially all real property, easements and fixtures) to secure the payment and performance of all the remedial and indemnification obligations in the Definitive Documents and as set forth in this Agreement.

(d)        The Transferor Parties shall have (i) delivered to Holdco a portable document format (PDF) transmission of Cheswick and Gibbons Creek’s respective Owner Policy of Title Insurance for all Acquired Land (each, a “Title Policy”), together with a copy of all documents referenced in each Title Policy; (ii) ordered, at its sole cost and expense, an ALTA Survey, in accordance with ALTA 2021 Minimum Standards, for all Acquired Land; and (iii) ordered, at its sole cost and expense, a zoning report for all Acquired Land.

(e)        The Transferor Parties shall have delivered to Holdco a Phase I Environmental Site Assessment for each the Cheswick Land and the Gibbons Creek Land.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR PARTIES

Subject to the following sentence, as an inducement to the Transferee Parties to enter into this Agreement and the applicable Definitive Documents and consummate the transactions contemplated by this Agreement and the applicable Definitive Documents, the Transferor Parties each represent and warrant, severally but not jointly, that each of the following representations and warranties are true and correct as of the Effective Date, except that any representations and warranties that specifically relate to an earlier date shall be true and correct as of such earlier date:

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Section 3.1          Organization; Authority; Enforceability. The Transferor Parties are each duly formed, validly existing, and in good standing (or the equivalent) under the Laws of the State of Kentucky, the State of Texas or the Commonwealth of Pennsylvania, as applicable. The Transferor Parties are each qualified to do business and in good standing (or the equivalent) in the jurisdictions in which the conduct of its business or locations of its assets or properties makes such qualification necessary. The Transferor Parties each have the power and authority to execute and deliver this Agreement and each applicable Definitive Document and to consummate the transactions contemplated by this Agreement and the applicable Definitive Documents. The execution and delivery of this Agreement and each applicable Definitive Document entered into on the Effective Date by the Transferor Parties have been duly authorized in accordance with the Governing Documents of the Transferor Parties, as applicable. No other corporate proceedings on the part of the Transferor Parties are necessary to approve and authorize the execution and delivery of this Agreement or any applicable Definitive Document entered into on the Effective Date or to consummate the transactions contemplated by this Agreement and the applicable Definitive Documents. Each of this Agreement and each applicable Definitive Document entered into on the Effective Date has been duly executed and delivered by the Transferor Parties and constitutes the valid and binding agreement of the Transferor Parties, as applicable. Each of this Agreement and each applicable Definitive Document entered into on the Effective Date is enforceable against the Transferor Parties in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles.

Section 3.2        Noncontravention. The Transferor Parties’ consummation and performance of the transactions contemplated by this Agreement and each applicable Definitive Document entered into on the Effective Date does not and will not: (a) conflict with or materially violate any provision of the Governing Documents of the Transferor Parties or any of their respective Subsidiaries; (b) result in a default (or an event that with notice or passage of time or both would give rise to default) under, or give rise to any termination, cancellation, or acceleration or to the loss of a material benefit (with or without the giving of notice, or the passage of time or both) under any of the terms, conditions or provisions of any material contract to which the Transferor Parties or any of their respective Affiliates is a party; or (c) materially violate any Law to which the Transferor Parties are subject, or by which any of the Transferor Parties’ respective properties, rights or assets are bound, except any matters described in clauses (b) and (c) that would materially impair the Transferor Parties’ ability to perform its obligations under this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE PARTIES

As an inducement to the Transferor Parties to enter into this Agreement and consummate the transactions contemplated by this Agreement, the Transferee Parties each represent and warrant, severally but not jointly, that each of the following representations and warranties are true and correct as of the Effective Date, except that any representations and warranties that specifically relate to an earlier date shall be true and correct as of such earlier date:

Section 4.1          Organization; Authority; Enforceability. The Transferee Parties are each duly formed, validly existing, and in good standing (or the equivalent) under the Laws of the jurisdiction of their respective organization. The Transferee Parties are qualified to do business and are in good standing (or the equivalent) in the jurisdictions in which the conduct of their business or locations of their assets or properties makes such qualification necessary. The Transferee Parties have the power and authority to execute and deliver this Agreement and each applicable Definitive Document entered into on the Effective Date and to consummate the transactions contemplated by this Agreement and the applicable Definitive Documents. The execution and delivery of this Agreement and each applicable Definitive Document entered into on the Effective Date by the Transferee Parties, as applicable, have been duly authorized in accordance with each of the Governing Documents of the Transferee Parties. No other corporate proceedings on the part of the Transferee Parties are necessary to approve and authorize the execution and delivery of this Agreement or any applicable Definitive Document entered into on the Effective Date and the consummation of the transactions contemplated by this Agreement and the applicable Definitive Documents. Each of this Agreement and each applicable Definitive Document entered into on the Effective Date have been duly executed and delivered by the Transferee Parties, as applicable and constitutes the valid and binding agreement of the Transferee Parties, as applicable. Each of this Agreement and each applicable Definitive Document entered into on the Effective Date is enforceable against the Lender in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles.

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Section 4.2        Noncontravention. The Transferee Parties’, as applicable, consummation and performance of the transactions contemplated by this Agreement and each applicable Definitive Document entered into on the Effective Date does not and will not: (a) conflict with or materially violate any provision of the Governing Documents of the Transferee Parties’, as applicable; (b) result in a default (or an event that with notice or passage of time or both would give rise to default) under, or give rise to any termination, cancellation, or acceleration or to the loss of a material benefit (with or without the giving of notice, or the passage of time or both) under any of the terms, conditions or provisions of any material contract to which either of the Transferee Parties is a party; or (c) materially violate any Law to which the Transferee Parties, as applicable, are subject, or by which any of the Transferee Parties’ properties, rights or assets, as applicable, are bound.

ARTICLE V
COVENANTS

Section 5.1          Further Assurances.

(a)          The Transferor Parties agree that at any time and from time to time from and after the Closing, at the expense of the Transferor Parties, the Transferor Parties will promptly execute and deliver all further instruments and documents, take commercially reasonable efforts to obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Transferee Parties may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted by the Security Agreement or to enable Holdco to exercise and enforce its rights and remedies thereunder or under any other agreement with respect to any collateral granted under the Security Agreement. The Transferee Parties hereby authorize Holdco to file or record any document necessary to perfect, continue, amend, or terminate its security interest in any collateral granted under the Security Agreement, including, but not limited to, any financing statements, including amendments, authorized to be filed under the UCC, without signature of any Transferee party where permitted by Law, including the filing of a financing statement describing any collateral granted under the Security Agreement as all assets now owned or hereafter acquired by any Transferee Party, or words of similar effect. The Transferee Parties also hereby ratify, effective as of the Closing, any previously filed documents or recordings regarding any collateral granted under the Security Agreement, including but not limited to, any and all previously filed financing statements.

(b)         Following the Closing and in consideration of the agreements set forth in Section 2.1, (a) the Transferor Parties, their successors, counsel or designees shall be automatically authorized, without further act of, or authorization from, the Transferee Parties to file and deliver, as applicable, any Uniform Commercial Code (“UCC”) termination statements, mortgage releases, control agreement terminations and other documents, releases, terminations and instruments evidencing termination of all security interests, liens, mortgages, assignments or other encumbrances that the Transferee Parties have or may have against the assets of the Transferor Parties, or against any other assets securing the Gibbons Creek Debt (all such termination statements, mortgage releases and other documents and instruments, collectively, the “Release Instruments”), (b) the Transferee Parties will deliver or cause to be delivered all, if any, stock certificates, instruments and other possessory collateral held by it to the Transferor Parties and (c) the Transferee Parties shall take such other actions and execute such other documents as may be reasonably requested by the Transferor Parties or their successors, at the Transferor Parties’ or their successors’, sole cost or expense, in order to give notice to third parties of the termination of the Gibbons Creek Debt .

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Section 5.2          Negotiations. The Parties shall use commercially reasonable efforts to negotiate the Definitive Documents reasonably necessary to give effect to the terms described on Exhibit C and will use commercially reasonable efforts to execute such Definitive Documents no later than thirty (30) days following the Effective Date, or such later date as may be mutually agreed by the Parties.

Section 5.3   Environmental Matters. After Closing, the Transferor Parties shall promptly undertake and pursue to completion any abatement, investigation, removal, remedial, response, corrective, cleanup, monitoring, sampling, installation, reclamation, closure, post-closure or other action or obligation necessary under Environmental Laws to fully and completely address and cure any suspected, threatened or actual environmental conditions on or affecting any of the Acquired Land or related assets, whether or not required by any Governmental Entity. All such actions shall be undertaken in full compliance and accordance with Environmental Laws. Holdco shall have the right to monitor any actions taken by the Transferor Parties under this Section 5.3 and consult with, and approve material decisions of the Transferor Parties with respect to their obligations under this Section 5.3 (e.g., major subcontractor agreements). From and after Closing, the Transferor Parties will retain responsibility for all Environmental Liabilities, whether existing, occurring, or arising prior to, on, or after the date of this Agreement.

ARTICLE VI
MISCELLANEOUS

Section 6.1       Survival of Representations and Warranties. The representations and warranties set forth in Article III and Article IV of this Agreement shall survive only until the three (3) year anniversary of the Closing. All covenants and agreements to be performed at or prior to the Closing shall not survive and shall expire upon the Closing. All covenants and agreements to be performed after the Closing shall expire in accordance with their terms.

Section 6.1   Further Assurances. Each Party shall use commercially reasonable efforts to cooperate with each other and to execute and deliver to the other Parties to this Agreement such other instruments and documents necessary to carry out, evidence and confirm the intended purposes of the provisions of this Agreement, including the Definitive Documents. Each Party shall take such other actions as may be reasonably requested from time to time in writing by any other Party to this Agreement as necessary to carry out, evidence and confirm the intended purposes of the provisions of this Agreement.

Section 6.3         Successors and Assigns; Third Party Beneficiaries. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement or the Definitive Documents.

Section 6.4        Counterparts; Facsimile. This Agreement may be executed and delivered, including by facsimile or electronic transmission, in any number of counterparts. Each such counterpart shall be deemed to be an original instrument. All such counterparts shall together constitute the same agreement. No Party shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or other electronic transmission as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense. Any signature pages of this Agreement transmitted by telecopier or portable document format (PDF) transmission shall have the same legal effect as an original executed signature page.

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Section 6.5         Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.6        Amendments; Invalidity; Enforceability. This Agreement may not be amended, changed, supplemented, waived or otherwise modified except as may be agreed by each of the Parties in writing. If any provision of this Agreement, or its application to any Party, shall be, or be found by an authority of competent jurisdiction to be, unenforceable or invalid in whole or in part, such provision shall be constructed and applied so as to give effect, to the greatest extent possible, to the original intent of the parties to this Agreement. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision of this Agreement.

Section 6.7       Governing Law; Jurisdiction; Jury Trial. The Laws of the State of Delaware shall exclusively govern: (i) all disputes, claims, controversies or matters based upon, related to or arising from this Agreement (including any tort or non-contractual claims), or any of the transactions contemplated by this Agreement; and (ii) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice‑of‑law or conflict‑of‑law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, CLAIM, CONTROVERSY OR MATTER BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE RELATIONSHIPS ESTABLISHED AMONG SUCH PERSONS BY THIS AGREEMENT. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties agrees that jurisdiction and venue in any suit, action, or proceeding brought by any Party pursuant to this Agreement shall properly and exclusively lie in the Chancery Court of the State of Delaware sitting in Wilmington or, solely to the extent the Chancery Court declines jurisdiction in respect of a particular dispute, the Federal Court in Delaware sitting in Wilmington (the “Chosen Courts”). Nothing in this Section 6.7 however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party further agrees and covenants that no proceeding relating to this Agreement or the transactions contemplated by this Agreement shall be brought by it except in the Chosen Courts. The Parties irrevocably and unconditionally waive (and agree not to plead or claim) any objection to: (i) the laying of venue of any proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement in the Chosen Courts; or (ii) that any such proceeding brought in the Chosen Courts has been brought in an inconvenient forum. Each Party agrees that a final judgment in any proceeding brought in the Chosen Courts shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

Section 6.8        Entire Agreement. This Agreement and the other Definitive Documents constitute the full and entire understanding and agreement among the Parties with respect to the subject matter of this Agreement. Any other written or oral agreement relating to the subject matter of this Agreement existing among the Parties is expressly cancelled.

Section 6.9   Specific Performance. Each of the Parties acknowledges and agrees that money damages would not be a sufficient remedy for any breach of any of the agreements, covenants or obligations under this Agreement by any Party. Consequently, each non-breaching party to this Agreement would be damaged irreparably by any such breach and shall be entitled to seek specific performance and injunctive or other equitable relief, including attorneys’ fees and costs, as a remedy of any such breach. Each Party also agrees to waive any requirement for the securing or posting of a bond in connection with such remedy, in addition to any other remedy to which such non-breaching party may be entitled, at law or in equity. The breaching Party shall reimburse each non-breaching party that prevails in obtaining such specific performance or other relief for all costs and expenses incurred in connection with obtaining such specific performance.

Section 6.10          Release; Indemnification.

(a)         Effective as of the Closing, for good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged and confirmed, each of the Transferor Parties, on behalf of itself and its Affiliates (collectively, the “Releasing Parties”) shall, and hereby do, absolutely, irrevocably and unconditionally release, acquit, waive and forever discharge each Transferee Party and each of the Transferee Parties’ Affiliates (collectively, the “Released Parties”) and, in each case, their respective assets and property, to the fullest extent permitted by law, from and against (i) any and all claims, judgments, orders, executions, suits, demands, Liens, actions, administrative proceedings, and causes of action  (including any Environmental Liabilities) of every kind and nature whatsoever, direct or indirect, asserted or unasserted, whether absolute or contingent, liquidated or unliquidated, matured or unmatured, whether derivative or otherwise, whether existing or arising at law, in equity or otherwise, whether known or unknown, whether disputed or undisputed, whether suspected or unsuspected, whether foreseen or unforeseen, whether now or hereafter existing, including, without limitation, any claims, crossclaims, counterclaims and rights of set-off and recoupment (each, a “Claim”), that the Releasing Parties would have, at any time prior to, on or after the date of this Agreement, been legally entitled to assert in their own right (whether individually or collectively) or by, through, or on behalf of the holder of any claim or ownership interest in such Releasing Party, based upon any event, circumstance, act, transaction, representation, misrepresentation, or omission occurring or existing on or prior to the Closing arising out of, relating to or in connection with, in whole or in part: the Gibbons Creek Credit Agreement and the loan documents (the Claims described in the foregoing, collectively, “Released Claims”), and (ii) from all damages, liabilities, injuries, contributions, indemnities, compensation, obligations, costs, fees and expenses (including attorneys’ fees and expenses) or other obligations  (including any Environmental Liabilities) of every kind and nature whatsoever, direct or indirect, asserted or unasserted, whether absolute or contingent, liquidated or unliquidated, matured or unmatured, whether derivative or otherwise, whether existing or arising at law, in equity or otherwise, whether known or unknown, whether disputed or undisputed, whether suspected or unsuspected, whether foreseen or unforeseen, whether now or hereafter existing (collectively, “Damages”), arising out of, relating to or in connection with, in whole or in part, such Released Claims.

(b)       EXCEPT AS OTHERWISE PROVIDED HEREIN, THE RELEASING PARTIES, HEREBY EXPRESSLY AGREE THAT THE CLAIMS OR DAMAGES RELEASED HEREBY SHALL INCLUDE, WITHOUT LIMITATION, SUCH CLAIMS OR DAMAGES ARISING PRIOR TO THE CLOSING AS A DIRECT OR INDIRECT RESULT OF THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF ANY RELEASED PARTY.

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(c)         The release of Released Parties contained herein is a final release, effective as of the Closing, even if there may exist a mistake on the part of any Releasing Party as to the extent and nature of the claims, injuries, and damages of the Releasing Parties against the Released Parties. For the avoidance of doubt, the Releasing Parties, knowingly grants the release contained in this Section 6.10 notwithstanding that any such Releasing Party may hereafter discover facts in addition to, or different from, those which either such Releasing Party now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Releasing Party expressly waives any and all rights that such Releasing Party may have under any statute or common law principle which would limit the effect of the release to those claims actually known or suspected to exist before the Effective Date. Each of the Parties represents and warrants that it has access to adequate information regarding the terms hereof, the scope and effect of the release contained in this Section 6.10, and all other matters encompassed by this Agreement to make an informed and knowledgeable decision with regard to entering into the Agreement. Each of the Parties agrees and acknowledges that, except as expressly provided in this Agreement, no other Party, in any capacity, has warranted or otherwise made any representations concerning any Released Claim (including any representation or warranty concerning the existence, non-existence, validity, or invalidity of any Released Claim). Notwithstanding the foregoing, nothing contained in this Agreement is intended to impair or otherwise derogate from any of the representations, warranties, or covenants expressly set forth in this Agreement.

(d)          The Releasing Parties, agrees that this Agreement, following the Closing, may be pleaded as a full and complete defense to, and may be used as a basis for an injunction against, any Proceeding which may be instituted, prosecuted or attempted in breach of this Agreement by it or any other Releasing Party. Notwithstanding anything to the contrary contained herein, each of the Parties agrees that if any release contained in this Section 6.10 shall be unenforceable against any Releasing Party, and such Releasing Party institutes or files any cause of action against any Released Party, then the releases contained in this Section 6.10 shall not be effective in preventing any such Released Party from raising any defenses, objections, set-offs, recoupments, or counterclaims to such cause of action against such Releasing Party, nor prohibit any such Released Party from seeking any indemnification or contractual expense reimbursement they are otherwise entitled to from whatever source, in each case solely to the extent to offset any such cause of action.

(e)       Without in any way limiting any of the rights and remedies otherwise available to any Released Party, the Releasing Parties shall indemnify and hold harmless each Released Party from and against all Losses, whether or not involving third-party claims, arising out of, relating to or in connection with, in whole or in part: (i) the assertion by or on behalf of any Releasing Party of any Claims or Damages purported to be released pursuant to this Agreement or the Definitive Documents, (ii) the assertion by any third party of any claim or demand against any Released Party which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of any Releasing Party against such third party of any Claims or Damages purported to be released by any Releasing Party and (iii) any Environmental Liabilities associated with Gibbons Creek Land, Cheswick Land, or any other Person, to the extent assumed or undertaken by Holdco in connection with the Acquired Land or for which CERG, Gibbons Creek or Cheswick has provided an indemnity with respect thereto or otherwise become subject, whether existing, occurring, or arising prior to, on, or after the date of this Agreement.

Section 6.11   Tax Treatment. For U.S. federal, and applicable state and local income tax purposes, the Parties intend that the Exchange be treated as the transfer by CERG (or its regarded owner for federal income tax purposes, as applicable) of the assets owned by Cheswick and Gibbons Creek to Holdco in full satisfaction of the Gibbons Creek Debt, to the extent permissible under applicable Law.

[signature pages follow]

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Each of the undersigned has caused this Agreement to be duly executed as of the Effective Date.

TRANSFEROR PARTIES:

CHARAH ENVIRONMENTAL REDEVELOPMENT GROUP, LLC

By:
Name:
Title:

GIBBONS CREEK ENVIRONMENTAL REDEVELOPMENT GROUP, LLC

By:
Name:
Title:

CHESWICK PLANT ENVIRONMENTAL REDEVELOPMENT GROUP, LLC

By:
Name:
Title:

Signature Page to Exchange Agreement

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TRANSFEREE PARTIES:

CHARAH PREFERRED STOCK AGGREGATOR, LP

By:
Name:
Title:

Signature Page to Exchange Agreement

EXHIBIT A

Gibbons Creek Land

EXHIBIT B

Cheswick Land

EXHIBIT C

Non-Binding Term Sheet

1. Transfer of Land
CERG will transfer, or will cause Gibbons Creek and/or Cheswick to transfer, as applicable, to the Lender the Acquired Land, which may occur via transfer of title to such Acquired Land to Lender or via transfer of such Acquired Land to an Affiliate of Lender in which CERG (and/or Gibbons Creek or Cheswick, as applicable) owns equity interests to give effect to the Land Proceeds Waterfall (as defined below).

2. Profit Sharing; Remediation
CERG or its applicable Affiliate shall retain responsibility for (i) the MELT profit share with respect to dispositions of the Acquired Land and (ii) existing remediation obligations with respect to the Acquired Land (collectively, the “Indemnified Obligations”).  CERG shall indemnify the Transferee Parties from any and all Losses arising out of or related to the Indemnified Obligations.

3. Land Proceeds Waterfall
Following the Exchange, any proceeds from dispositions of the Acquired Land (net of any third party expenses incurred in connection with such disposition) shall be shared by the Parties as follows: (i) first, $21,500,000 (the “Funding Amount”) of such proceeds shall be paid to Lender, (ii) second, Lender shall receive an amount equal to a 12% cumulative return from and after the Closing with respect to any Funding Amount that remains unpaid via the prior clause (i) from time to time, (iii) third, 50% to CERG (and/or Gibbons Creek or Cheswick, as applicable) and 50% to Lender until Gibbons Creek has recovered its MELT profit share (currently estimated to be approximately $5,000,000), and (iv) thereafter, the Lender shall receive 100% of all proceeds.

4. General
At Closing (as defined in the Exchange Agreement), the applicable parties will enter into, in each case, to reflect the terms and conditions of this Term Sheet and the Exchange Agreement and other changes, amendments or modifications necessary or required to implement, reflect or give effect to the Exchange (the “Governing Documents”).

5. Entire Agreement
The Exchange Agreement and this Term Sheet constitute the entire understanding of the Parties in respect of its subject matter and supersede all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof. Notwithstanding the foregoing, the Parties acknowledge that this Term Sheet is not intended to be comprehensive and that the Governing Documents will set forth in greater details all matters regarding the Exchange, which will not be inconsistent with the provisions of this Term Sheet unless expressly agreed by the Parties.

6. Conflicts	In the event of any conflict between the terms of this Term Sheet and the terms of Agreement, the terms of the Exchange Agreement shall control in all aspects.